Exhibit 21.1

Subsidiaries of Vertex Pharmaceuticals Incorporated

Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company

Vertex Securities Corporation, a Massachusetts corporation

Vertex Pharmaceuticals (Distribution) Incorporated, a Delaware corporation

Vertex Pharmaceuticals (Cayman) Limited, a Cayman Islands company (3)

Vertex Pharmaceuticals (Cayman II) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Cayman III) Limited, a Cayman Islands company (5)

Vertex Pharmaceuticals (Cayman 509) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Cayman 765) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Cayman 787) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Delaware) LLC, a Delaware limited liability company

Vertex Pharmaceuticals (Puerto Rico) LLC, a Delaware limited liability company
Vertex Pharmaceuticals (Canada) Incorporated, a Canadian company (1)

Vertex Pharmaceuticals (Singapore) Pte. Ltd., a Singapore company

Vertex Holdings, Inc., a Delaware corporation

Vertex Pharmaceuticals (Europe) Limited, a United Kingdom company (5)

Vertex Pharmaceuticals (Switzerland) Sàrl, a Swiss company

Vertex Pharmaceuticals (Ireland) Limited, an Irish company (6)

Vertex Pharmaceuticals (U.K.) Limited, a United Kingdom company (6)

Vertex Pharmaceuticals (France) SAS, a French company

Vertex Pharmaceuticals (Germany) GmbH, a German company

Vertex Pharmaceuticals (Australia) Pty. Ltd., an Australian company

Vertex Pharmaceuticals (Spain), S.L., a Spanish company

Vertex Pharmaceuticals (Netherlands) B.V., a Dutch company

Vertex Pharmaceuticals (Italy) S.r.L., an Italian company

Vertex Farmaceutica do Brasil LTDA, a Brazilian company (4)
Vertex Pharmaceuticals GmbH, an Austrian company (6)
Vertex Pharmaceuticals (Portugal), Unipessoal Lda., a Portuguese company (6)
Vertex Pharmaceuticals (CH) GmbH, a Swiss company (6)

Vertex Pharmaceuticals (Sweden) AB, a Sweden company (6)
Vertex Pharmaceuticals Single Member Societe Anonyme, a Greek company (6)
Vertex Pharmaceuticals (Poland) sp. z.o.o (5) (6)
The Vertex Foundation, Inc., a Delaware corporation
Torreyana Insurance Company, Inc., a Vermont corporation
Vertex Pharmaceuticals (Czech Republic) s.r.o (6)
Exonics Therapeutics, Inc., a Delaware corporation

Semma Therapeutics, Inc., a Delaware corporation

CytoSolv, Inc., a Rhode Island corporation (7)

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(1) a subsidiary of Vertex Pharmaceuticals (Delaware) LLC
(2) a subsidiary of Vertex Pharmaceuticals (Singapore) Pte. Ltd.
(3) a subsidiary of Vertex Holdings, Inc.
(4) a subsidiary of Vertex Pharmaceuticals (UK) Limited
(5) a subsidiary of Vertex Pharmaceuticals (Cayman) Limited
(6) a subsidiary of Vertex Pharmaceuticals (Europe) Limited
(7) a subsidiary of Semma Therapeutics, Inc.